                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )
FILED BY THE REGISTRANT (X)
FILED BY A PARTY OTHER THAN THE REGISTRANT ( )
CHECK THE APPROPRIATE BOX:
( ) PRELIMINARY PROXY STATEMENT
(X) DEFINITIVE PROXY STATEMENT
( ) DEFINITIVE ADDITIONAL MATERIALS
( ) SOLICITING MATERIAL PURSUANT TO (SECTION MARK)240.14A-11(C) OR
  (SECTION MARK)240.14A-12
                            FIRST UNION CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                KENT S. HATHAWAY
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)
PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
  ( ) $125 PER EXCHANGE ACT RULES 0-11(C)(1)(II), 14A-6(I)(1), OR 14A-6(J)(2).
  ( ) $500 PER EACH PARTY TO THE CONTROVERSY PURSUANT TO EXCHANGE ACT RULE
      14A-6(I)(3).
  ( ) FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(4) AND 0-11.
    1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
    2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
    3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE
       ACT RULE 0-11:1
    4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
(1) SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED.
 ( ) CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.
   1) AMOUNT PREVIOUSLY PAID:

   2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

   3) FILING PARTY:

   4) DATE FILED:

(First Union Logo appears on left side of page)

                                                           March 12, 1997
       Dear Stockholder:
        On behalf of the Board of Directors, I am pleased to extend to you an invitation to attend the Annual Meeting of Stockholders of First Union Corporation (the "Corporation") to be held in Charlotte, North Carolina, on Tuesday, April 15, 1997, beginning at 9:30 a.m., Eastern time.
        The notice of meeting and proxy statement which appear on the following pages contain information about matters which are to be considered at the meeting. During the meeting we will also review operating results for the past year and present other information concerning the Corporation and its subsidiaries. The meeting should be interesting and informative and we hope you will be able to attend.
        In order to ensure that your shares are voted at the meeting, please complete, date, sign and return the enclosed proxy in the enclosed postage-paid envelope at your earliest convenience. Every stockholder's vote is important, whether you own a few shares or many.
       Sincerely yours,
       (Signature of Edward E. Crutchfield appears here)
       Edward E. Crutchfield
       Chairman and Chief Executive Officer
        First Union Corporation, One First Union Center, Charlotte, North Carolina 28288-0013

                            First Union Corporation
          One First Union Center, Charlotte, North Carolina 28288-0013
                            NOTICE OF ANNUAL MEETING
                          TO BE HELD ON APRIL 15, 1997
                                                             March 12, 1997
       The Annual Meeting of Stockholders (the "Meeting") of First Union Corporation (the "Corporation") will be held in the Auditorium, 12th floor, Two First Union Center, Charlotte, North Carolina, on Tuesday, April 15, 1997, at 9:30 a.m., Eastern time, for the purpose of considering and acting on the following matters:
            1. a proposal to elect the ten nominees named in the attached proxy statement as directors of the Corporation, nine nominees to serve as Class II directors with terms expiring at the 2000 Annual Meeting of Stockholders and one nominee to serve as a Class I director with a term expiring at the 1999 Annual Meeting of Stockholders, in each case until their successors are duly elected and qualified;
            2. a proposal to ratify the appointment of KPMG Peat Marwick
               LLP as auditors of the Corporation for the year 1997; and
            3. such other business as may properly come before the Meeting or any adjournments thereof.
       Only holders of record of the Corporation's Common Stock on the books of the Corporation at the close of business on February 18, 1997, are entitled to notice of and to vote at the Meeting.
       By Order of the Board of Directors,
     (Signature of Marion A. Cowell, Jr. appears here)
     Marion A. Cowell, Jr.
     Secretary
       WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO ENSURE THAT YOUR SHARES ARE VOTED AT THE MEETING. YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY.

                            First Union Corporation
          One First Union Center, Charlotte, North Carolina 28288-0013
                                PROXY STATEMENT
GENERAL
     The enclosed proxy is solicited on behalf of the Board of Directors of First Union Corporation (the "Corporation") in connection with the Annual Meeting of Stockholders of the Corporation (the "Meeting") to be held in the Auditorium, 12th Floor, Two First Union Center, Charlotte, North Carolina, on Tuesday, April 15, 1997, at 9:30 a.m., Eastern time. The accompanying form of proxy is for use at the Meeting if a stockholder does not attend the Meeting in person or wishes to have his shares voted by proxy even if he attends the Meeting. The proxy may be revoked by the person giving it at any time before it is exercised, by such person (i) giving written notice of such revocation to the Secretary of the Corporation, (ii) submitting a proxy having a later date, or
(iii) appearing at the Meeting and electing to vote in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified thereon. If no specification is made, proxies will be voted in favor of approval of Proposals 1 and 2 described below. This proxy statement and the enclosed form of proxy, Summary Annual Report and Annual Report are being first mailed to the Corporation's stockholders entitled to notice of and to vote at the Meeting, on or about March 12, 1997. The Summary Annual Report and Annual Report do not constitute "soliciting material" and are not to be deemed "filed" with the Securities and Exchange Commission (the "Commission").
     If a stockholder is a participant in the Corporation's Dividend Reinvestment and Stock Purchase Plan (the "DRIP") the enclosed proxy represents the number of shares held in the DRIP by such holder as of the Record Date (as hereinafter defined), as well as the number of shares directly registered in such holder's name as of the Record Date.
     The Corporation will bear the cost of preparing this proxy statement and of soliciting proxies in the enclosed form. Proxies may be solicited by employees of the Corporation and its subsidiaries, either personally, by letter or by telephone. Such employees will not be specifically compensated for soliciting such proxies. In addition, the Corporation has retained Georgeson & Company, Inc. as proxy solicitors to provide certain services in connection with the solicitation of proxies. The fee for these services is $8,000, plus expenses. VOTING SECURITIES AND PRINCIPAL HOLDERS
     As of February 18, 1997 (the "Record Date"), the Corporation had outstanding 279,281,846 shares of common stock, par value $3.33 1/3 per share ("Common Stock"). Each holder of Common Stock will have the right to one vote for each share of such stock standing in such holder's name on the books of the Corporation as of the close of business on the Record Date, with respect to each matter voted on at the Meeting.
     The presence in person or by proxy of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum for purposes of conducting business at the Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting only those votes cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes
                                       1

(i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present.
     Based upon information available to the Corporation, the following stockholder beneficially owned more than 5% of the Common Stock as of the date indicated:

Name and Address                                                                          Number of
of Beneficial Owner (1)                                                                  Shares Owned    Percent
Banco Santander, S.A. ("Santander")                                                       26,079,422        9.3%
  Paseo de la Castellana 24
  28046 Madrid, Spain

(1) The information presented, including the number of shares owned, is based on Amendment No. 2, dated November 14, 1996, to a Schedule 13D filed by Santander with the Commission. Santander is a bank holding company incorporated in Spain. The shares are owned by a wholly-owned subsidiary of Santander, FFB Participacoes e Servicos, S.A., a holding company incorporated in Portugal. The shares were acquired in exchange for shares of common stock of First Fidelity Bancorporation ("FFB"), which was acquired by the Corporation on January 1, 1996. The percentage indicated is based on the number of shares of Common Stock outstanding on the Record Date. See "Other Matters Relating to Executive Officers, Directors and Principal Stockholders" for additional information relating to Santander.
                                       2

PROPOSAL 1.  ELECTION OF DIRECTORS
GENERAL INFORMATION AND NOMINEES
  The Corporation's Articles of Incorporation (as amended, the "Articles") provide that the Board of Directors shall be divided into three classes, each as nearly equal in number to the other as possible, and that at each annual meeting of stockholders, the stockholders shall elect the members of one of the three classes to three-year terms of office. The Articles also provide that the number of directors shall be determined from time to time by a majority of the directors then in office, but shall not be less than nine nor more than 30. For purposes of the election of directors at the Meeting the number of directors has been fixed at 29, ten directors in Class I, nine directors in Class II and ten directors in Class III.
  The terms of office of the current directors serving in Class II will expire at the Meeting and, except as otherwise indicated below, the terms of office of the current directors serving in Classes III and I will expire at the 1998 and 1999 Annual Meetings of Stockholders, respectively, in each case until their successors are duly elected and qualified.
  Messrs. Dowd, Goldberg, Goodwin, Laughery, Lovett, Reynolds and Uible, who are currently serving as directors in Class II, together with Messrs. Davis and McDonald, are being nominated to serve as directors in Class II with terms expiring at the 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified. In addition, Mr. Shelton, who is currently serving as a director in Class I, is being nominated to serve as a director in Class I with a term expiring at the 1999 Annual Meeting of Stockholders and until his successor is duly elected and qualified.
  Unless a director reaches retirement age during his term in office (i.e., age
70), each director holds office until the annual meeting of stockholders at which his term expires and until his successor has been duly elected and qualified. Directors who reach retirement age during their term in office are to retire from the Board effective with the annual meeting of stockholders next following their 70th birthday, subject to the Board authorizing that such retirement be deferred on a year-to-year basis.
  Directors of the Corporation will be elected by a plurality of the votes cast. Shares cannot be voted for a greater number of persons than the number of nominees named herein. Should any nominee be unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the Board of Directors and election of any substitute nominee. In addition, the Board may reduce the number of directors to be elected at the Meeting.
  PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" THE ELECTION OF THE NINE NOMINEES NAMED BELOW AS CLASS II DIRECTORS TO SERVE FOR TERMS EXPIRING AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS AND "FOR" THE ELECTION OF THE NOMINEE NAMED BELOW AS A CLASS I DIRECTOR TO SERVE FOR A TERM EXPIRING AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS, IN EACH CASE UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.
                                       3

  Listed below are the names of the nine nominees to serve as Class II directors, the nominee to serve as a Class I director, and the 19 incumbent directors who will be continuing in office following the Meeting, together with: their ages; their principal occupations during the past five years; any other directorships they hold with companies having securities registered under the Securities Exchange Act of 1934 (the "1934 Act"); the years during which their current consecutive terms as directors of the Corporation first commenced; and the number of shares of Common Stock they beneficially owned as of January 31, 1997. As of such date, no director beneficially owned more than 1% of the outstanding shares of Common Stock.

                                  Name, Age, Principal Occupation                      Director       Shares
                                  and Certain Other Directorships                        Since       Owned (1)
CLASS II NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2000

(photo appears   A. DANO DAVIS (51). Chairman and Principal Executive Officer,                       1,461,857
 here)           Winn-Dixie Stores, Inc., Jacksonville, Florida, a food retailer.
                 Mr. Davis is currently serving as a director of First Union
                 National Bank of Florida ("FUNB-FL"), a subsidiary of the
                 Corporation, and has served as such since 1986. Mr. Davis is a first cousin of Robert D. Davis, a current director of the
                 Corporation, who is retiring as such, effective as of the date of the Meeting. Director, American Heritage Life Investment
                 Corporation and Winn-Dixie Stores, Inc. (1)
(photo appears
 here)           RODDEY DOWD, SR. (64). Chairman, Charlotte Pipe and Foundry             1988            9,041
                 Company, Charlotte, North Carolina, a manufacturer of pipe and fittings. Director, Ruddick Corporation. (1)

(photo appears   ARTHUR M. GOLDBERG (55). Executive Vice President (and President        1996          216,714
here)            of Gaming Operations), Hilton Hotels Corporation, Beverly Hills,
                 California, lodging and casinos, since December 1996. Formerly,
                 Chairman, President and Chief Executive Officer, Bally
                 Entertainment Corporation, Chicago, Illinois, casinos and
                 entertainment. Director, DiGiorgio Corporation and Hilton Hotels
                 Corporation. (1)

                                       4

                                  Name, Age, Principal Occupation                      Director       Shares
                                  and Certain Other Directorships                        Since       Owned (1)
(photo appears   WILLIAM H. GOODWIN, JR. (56). Chairman, CCA Industries, Inc.,           1993           23,000
 here)           Richmond, Virginia, a diversified holding company. Director,
                 Basset Furniture Industries, Incorporated. (1)
(photo appears
 here)           JACK A. LAUGHERY (62). Investor. Formerly, Chairman, The Bagel          1978            6,175
                 Group, Inc., Rocky Mount, North Carolina, a restaurant developer, from January 1995 to January 1997, and Chairman, Hardee's Food
                 Systems, Inc., Rocky Mount, North Carolina, a fast food chain, prior to January 1995. Director, MassMutual Corporate Investors,
                 MassMutual Participation Investors and Papa John's International,
                 Inc.

(photo appears   RADFORD D. LOVETT (63). Chairman, Commodores Point Terminal             1985          181,546
 here)           Corp., Jacksonville, Florida, an operator of a marine terminal and a real estate management company. Director, American Heritage
                 Life Investment Corporation, Florida Rock Industries, Inc., FRP
                 Properties, Inc. and Winn-Dixie Stores, Inc.

(photo appears   MACKEY J. MCDONALD. (50). President and Chief Executive Officer,
 here)           VF Corporation, Wyomissing, Pennsylvania, an apparel
                 manufacturer. Mr. McDonald is currently serving as a director of
                 First Union National Bank of North Carolina ("FUNB-NC"), a
                 subsidiary of the Corporation, and has served as such since 1994.
                 Director, VF Corporation.

(photo appears   RANDOLPH N. REYNOLDS (55). Vice Chairman, Reynolds Metals               1993              609
 here)           Company, Richmond, Virginia, an aluminum manufacturer, since
                 January 1994. Formerly, Executive Vice President, Reynolds Metals
                 Company. Director, Reynolds Metals Company.

                                       5

                                  Name, Age, Principal Occupation                      Director       Shares
                                  and Certain Other Directorships                        Since       Owned (1)
(photo appears   JOHN D. UIBLE (61). Investor, Jacksonville, Florida. Director,          1990           10,000
 here)           St. Joe Corporation.

CLASS I NOMINEE FOR ELECTION TO A TERM EXPIRING IN 1999

(photo appears   CHARLES M. SHELTON, SR. (61). General partner, The Shelton              1996            3,791
 here)           Companies, Charlotte, North Carolina, investments. Mr. Shelton was elected a director of the Corporation by the Board of
                 Directors in August 1996. Prior to such date, Mr. Shelton had served as a director of FUNB-NC since 1986. (2)

INCUMBENT CLASS I DIRECTORS -- TERMS EXPIRING IN 1999

(photo appears   ROBERT J. BROWN (62). Chairman, President and Chief Executive           1993              700
 here)           Officer, B&C Associates, Inc., High Point, North Carolina, a
                 public relations and marketing research firm. Director, Duke
                 Power Company and Sonoco Products Company. (1)

(photo appears   EDWARD E. CRUTCHFIELD (55). Chairman and Chief Executive Officer,       1977          242,189
 here)           the Corporation. Director, Bernhardt Industries, Inc., Liberty
                 Corporation and VF Corporation. (1)

(photo appears   R. STUART DICKSON (67). Chairman of the Executive Committee,            1985           30,975
 here)           Ruddick Corporation, Charlotte, North Carolina, a diversified holding company, since February 1994. Formerly, Chairman, Ruddick
                 Corporation. Director, Dimon Incorporated, PCA International,
                 Inc., Ruddick Corporation, Textron, Inc. and United Dominion
                 Industries. (1)

                                       6

                                  Name, Age, Principal Occupation                      Director       Shares
                                  and Certain Other Directorships                        Since       Owned (1)
(photo appears   JUAN RODRIGUEZ INCIARTE (44). Executive Vice President and              1996              270
 here)           Director, Santander. Formerly, a director of FFB. (1) (2)

(photo appears   MAX LENNON (56). President, Mars Hill College, Mars Hill, North         1988              100
 here)           Carolina, since March 1996. Formerly, President and Chief
                 Executive Officer, Eastern Foods, Inc., Atlanta, Georgia, a food manufacturer and distributor, from August 1994 to March 1996, and
                 President, Clemson University, Clemson, South Carolina, prior to
                 August 1994. Director, Delta Woodside Industries, Inc. and Duke
                 Power Company.

(photo appears   JOSEPH NEUBAUER (55). Chairman, President and Chief Executive           1996            5,832
 here)           Officer, ARAMARK Corporation, Philadelphia, Pennsylvania,
                 providing or managing food, leisure, uniform, health, education and distribution services. Director, Bell Atlantic Corporation and Federated Department Stores, Inc.

(photo appears   RUTH G. SHAW (49). Senior Vice President, Corporate Resources           1990            1,000
 here)           (since April 1994), and Chief Administrative Officer (since
                 August 1994), Duke Power Company, Charlotte, North Carolina, an
                 investor-owned electric utility. Formerly, Vice President,
                 Corporate Communications, Duke Power Company, from September 1992 to April 1994, and President, Central Piedmont Community College,
                 prior to September 1992. Director, AppleSouth, Inc. (1)

(photo appears   ANTHONY P. TERRACCIANO (58). President, the Corporation, since          1996          104,449
 here)           January 1996. Formerly, Chairman of the Board, President and
                 Chief Executive Officer, FFB. (1) (2)

                                       7

                                  Name, Age, Principal Occupation                      Director       Shares
                                  and Certain Other Directorships                        Since       Owned (1)
(photo appears    B. J. WALKER (66). Vice Chairman, the Corporation. (1)                  1987          101,155
 here)

INCUMBENT CLASS III DIRECTORS -- TERMS EXPIRING IN 1998

(photo appears   EDWARD E. BARR (60). Chairman, President and Chief Executive            1996           68,592
 here)           Officer, Sun Chemical Corporation, Fort Lee, New Jersey, a
                 graphic arts materials manufacturer. Director, United Water
                 Resources Inc.

(photo appears   G. ALEX BERNHARDT, SR. (53). Chairman and Chief Executive               1992            2,108
 here)           Officer, Bernhardt Furniture Company, Lenoir, North Carolina, a
                 residential and executive office furnishings manufacturer, since
                 August 1996. Formerly, President and Chief Executive Officer,
                 Bernhardt Furniture Company. Director, Duke Power Company. (1)

(photo appears   W. WALDO BRADLEY (63). Chairman, Bradley Plywood Corporation,           1986           52,277
 here)           Savannah, Georgia, a wholesale distributor of building materials.
                 Director, AGL Resources, Inc. and Savannah Foods & Industries,
                 Inc. (1)

(photo appears   B. F. DOLAN (69). Investor. Formerly, Chairman, Textron, Inc.,          1977           26,589
 here)           Providence, Rhode Island, a manufacturer of aerospace, consumer, industrial and other products. Director, FPL Group, Inc., Polaris
                 Industries, Inc., Ruddick Corporation and Santander. (1) (2)

                                       8

                                  Name, Age, Principal Occupation                      Director       Shares
                                  and Certain Other Directorships                        Since       Owned (1)
(photo appears   JOHN R. GEORGIUS (52). Vice Chairman, the Corporation, since            1988          190,111
 here)           January 1996. Formerly, President, the Corporation, from February
                 1993 to January 1996, and Chairman and Chief Executive Officer,
                 FUNB-NC, prior to February 1993. (1)

(photo appears   HOWARD H. HAWORTH (62). President, The Haworth Group and The            1986           12,000
 here)           Haworth Foundation, Inc., Charlotte, North Carolina, investments.
                 (1)

(photo appears   FRANK M. HENRY (62). Chairman, Frank Martz Coach Company,               1996          309,079
 here)           Wilkes-Barre, Pennsylvania, bus transportation. Director, C-TEC
                 Corporation. (1)

(photo appears   LEONARD G. HERRING (69). Investor. Formerly, President and Chief        1986           26,408
 here)           Executive Officer, Lowe's Companies, Inc., North Wilkesboro,
                 North Carolina, a retailer of building materials and related products for home improvement. Director, Lowe's Companies, Inc.

(photo appears   LANTY L. SMITH (54). Chairman and Chief Executive Officer,              1987            2,000
  here)          Precision Fabrics Group, Inc., Greensboro, North Carolina, a
                 manufacturer of technical, high-performance textile products. (1)

(photo appears   DEWEY L. TROGDON (65). Chairman, Cone Mills Corporation,                1986              616
  here)          Greensboro, North Carolina, a manufacturer of apparel and
                 decorative fabrics. Director, Cone Mills Corporation.

  (1) Each director or nominee named above has sole voting and investment power over the issued and outstanding shares of Common Stock beneficially owned by such director on January 31, 1997, except for the following shares over which the directors indicated, and such directors and the six senior executive officers of the Corporation (Messrs. Crutchfield, Georgius, Terracciano, Walker, Robert T. Atwood, Executive Vice President and Chief Financial Officer, and Marion A. Cowell, Jr., Executive Vice President, Secretary and General Counsel) as a group, share voting and/or investment power: Mr. Bernhardt -- 1,726 shares; Mr. Bradley -- 2,161 shares; Mr. Brown -- 100 shares; Mr. Crutchfield -- 137 shares; Mr. Davis -- 1,269,757 shares; Mr. Dickson -- 25,000 shares; Mr. Dowd -- 2,000 shares; Mr. Georgius -- 220 shares; Mr. Goldberg -- 1,133 shares; Mr.
      Goodwin -- 20,000 shares; Mr. Henry -- 7,284 shares; Dr. Shaw -- 500 shares; Mr. Terracciano -- 1,100 shares; Mr. Walker -- 30,000 shares; and members of the group (including the foregoing) -- 1,363,518 shares.
      The current directors and six senior executive officers of the Corporation beneficially owned a total of 2,635,769 shares, or approximately 1% of the outstanding shares of Common Stock as of January 31, 1997. Included in the calculation of the number of shares of Common Stock so owned are the following shares held under certain of the Corporation's employee benefit plans, including options which were exercisable on January 31, 1997, or within 60 days thereafter, by the directors indicated, and by the directors and such executive officers as a group: Mr.
      Crutchfield -- 134,580 shares; Mr. Georgius -- 95,925 shares; Mr. Terracciano -- 778 shares; Mr. Walker -- 20,365 shares; and members of the group (including the foregoing) -- 300,141 shares. Non-employee directors are not eligible to participate in any of the Corporation's stock option or other employee benefit plans.
      The following directors or nominees disclaim beneficial ownership of certain shares of Common Stock held by certain of their related or other parties, as a result of which these shares are not included in the number of shares indicated above: Mr. Bradley -- 30,564 shares; Mr.
      Crutchfield -- 16,709 shares; Mr. Georgius -- 2,121 shares; Mr.
      Haworth -- 15,600 shares; Mr. Smith -- 100 shares; and Mr.
      Terracciano -- 2,700 shares. The shares of Common Stock beneficially owned by Mr. Inciarte and Mr. Dolan exclude the shares of Common Stock beneficially owned by Santander.
  (2) See "Other Matters Relating to Executive Officers, Directors and Principal Stockholders".
COMMITTEES AND ATTENDANCE
  Executive Committee. The Executive Committee of the Board of Directors held three meetings in 1996. The Committee is authorized, between meetings of the Board of Directors, to perform all duties and exercise all authority of the Board of Directors, except for those duties and authorities delegated to other committees of the Board of Directors or which are exclusively reserved to the Board of Directors by the Bylaws of the Corporation or by statute. The following directors are the current members of the Executive Committee: Dolan (Chairman), Crutchfield, Robert D. Davis (a retiring director), Dickson, Goldberg, Goodwin, Herring, Lovett, Neubauer, Smith, Terracciano and Walker.
  Audit Committee. The Audit Committee of the Board of Directors held six meetings in 1996. The principal responsibilities of the Committee are to ensure that the Board of Directors receives objective information regarding policies, procedures and activities of the Corporation with respect to auditing, accounting, internal accounting controls, financial reporting, regulatory matters and such other activities of the Corporation as may be directed by the Board of Directors. The following directors are the
                                       10
current members of the Audit Committee: Bernhardt (Chairman), Haworth (Vice Chairman), Brown, Henry, Henry D. Perry, Jr. (a retiring director) and Reynolds.
  Credit/Market Risk Committee. The Credit/Market Risk Committee held five meetings in 1996. The Committee is authorized, among other things, to review the deposit base, allowance for loan losses, and funds management, market risk and lending policies of the Corporation, and to monitor the liquidity, investment portfolio, trading activities, non-performing assets and owned real estate of the Corporation. The following directors are the current members of the Credit/Market Rate Committee: Smith (Chairman), Shaw (Vice Chairman), Robert D. Davis (a retiring director), Dowd, Georgius, Goldberg, Inciarte and Terracciano.
  Financial Services Committee. The Financial Services Committee of the Board of Directors held six meetings in 1996. The Committee is authorized, among other things, to review the commercial, consumer and mortgage banking, capital management and capital markets activities of the Corporation. The following directors are the current members of the Financial Services Committee: Goodwin (Chairman), Brent S. Halsey (a retiring director) (Vice Chairman), Georgius, Laughery, Lennon, Neubauer, Terracciano and Uible.
  Human Resources Committee. The Human Resources Committee of the Board of Directors (the "HR Committee") held six meetings in 1996. The HR Committee is authorized, among other things, to review and make recommendations to the Board of Directors regarding employee compensation, to administer various employee benefit plans, to act as the executive compensation committee of the Corporation and to monitor conditions of employment and personnel policies. The following directors are the current members of the HR Committee: Dickson (Chairman), Herring (Vice Chairman), Barr, Bradley, Dolan, Lovett and Trogdon.
  Nominating Committee. The Nominating Committee of the Board of Directors held two meetings in 1996. The Committee is authorized, among other things, to recommend the number of directors to be elected to the Board of Directors of the Corporation and its subsidiaries, to recommend any changes in Board membership, to recommend director prospects and to study the compensation for directors and recommend changes when appropriate. The following directors are the current members of the Nominating Committee: Dolan (Chairman), Dickson (Vice Chairman), Crutchfield, Goodwin, Herring, Lovett and Terracciano. The Corporation's Bylaws include provisions setting forth specific conditions under which persons may be nominated as directors of the Corporation at an annual meeting of stockholders. A copy of such provisions is available upon request to: First Union Corporation, One First Union Center, Charlotte, North Carolina 28288-0013, Attention:
Corporate Secretary.
  Attendance. The Board of Directors of the Corporation held nine meetings in 1996. In 1996, all of the directors attended at least 75% of the aggregate of the meetings of the Board of Directors of the Corporation and the above committees on which they served during the period they were directors and members of such committees.
                                       11

EXECUTIVE COMPENSATION
  The following information relates to all plan and non-plan compensation awarded to, earned by, or paid to (i) the Chief Executive Officer of the Corporation (the "CEO"), and (ii) the four other most highly compensated executive officers of the Corporation or a subsidiary of the Corporation, who were serving as executive officers of the Corporation or a subsidiary of the Corporation at December 31, 1996, and who the Corporation considers executive officers for purposes of such determination (the CEO and such executive officers, the "Named Officers").
Summary Compensation Table
  The following table sets forth for the Named Officers for each of the last three calendar years: (i) their name and current principal position (column
(a)); (ii) year covered (column (b)); (iii) annual compensation (columns (c),
(d) and (e)), including (A) base salary (column (c)), (B) bonus (column (d)), and (C) other annual compensation not properly categorized as salary or bonus (column (e)); (iv) long-term compensation (columns (f), (g) and (h)), including
(A) the dollar value of any award of restricted stock (calculated by multiplying the closing sale price of the Common Stock on the date of grant by the number of shares awarded) (column (f)), (B) the sum of the number of stock options granted (column (g)) and (C) the dollar value of all payments pursuant to long-term incentive plans ("LTIPs") (column (h)); and (v) all other compensation for the covered year that the Corporation believes could not be properly reported in any other column of the table (column (i)).
                           SUMMARY COMPENSATION TABLE

                                                                                              Long-Term Compensation
                                                                                             Awards             Payouts
                                                    Annual Compensation                            Securities
                                                                    Other Annual    Restricted     Underlying    LTIP
          Name and Current                  Salary         Bonus    Compensation   Stock Awards   Options/SARs  Payouts
         Principal Position         Year    ($) (1)       ($) (1)     ($) (2)        ($) (3)          (#)       ($)(1)
                (a)                 (b)       (c)           (d)         (e)            (f)            (g)         (h)
Edward E. Crutchfield               1996   1,025,000     2,050,000      38,763       1,170,000       100,000    850,000
 Chairman and Chief                 1995     850,000     1,700,000      36,319         834,811        61,345    835,000
 Executive Officer,                 1994     835,000       835,000      93,723         718,000        44,000    448,740
 the Corporation
John R. Georgius                    1996     710,000     1,420,000      24,758         789,750        50,000    665,000
 Vice Chairman,                     1995     665,000     1,000,000      20,353         599,874        31,595    600,000
 the Corporation                    1994     600,000       600,000      25,039         448,750        15,000    323,384
Anthony P. Terracciano (5)          1996   1,000,000     1,050,000          --         789,750        50,000         --
 President,
 the Corporation
Byron E. Hodnett                    1996     420,000     1,255,000(6)   22,677         468,000        24,000    340,000
 Chief Executive Officer,           1995     395,000       475,000      14,000         295,350        15,400    325,000
 FUNB-FL                            1994     395,000       395,000      11,765         269,250         9,000    212,905
Robert T. Atwood                    1996     420,000       700,000      20,448         468,000        24,000    250,000
 Executive Vice                     1995     355,000       355,000      13,841         241,650        12,600    201,000
 President and                      1994     335,000       335,000      17,104         215,400         7,200    176,961
 Chief Financial Officer,
 the Corporation
                                       All Other
          Name and Current            Compensation
         Principal Position             ($) (4)
                (a)                       (i)
Edward E. Crutchfield                    192,119
 Chairman and Chief                      190,387
 Executive Officer,                      179,018
 the Corporation
John R. Georgius                         128,778
 Vice Chairman,                          102,752
 the Corporation                          48,896
Anthony P. Terracciano (5)                71,441
 President,
 the Corporation
Byron E. Hodnett                         143,756
 Chief Executive Officer,                116,148
 FUNB-FL                                  36,823
Robert T. Atwood                          54,353
 Executive Vice                           49,535
 President and                            29,698
 Chief Financial Officer,
 the Corporation

(1) Amounts include dollars deferred by the Named Officers under the Corporation's voluntary Deferred Compensation Plans. At the election of the participants in such Plans, account balances are paid in a lump sum or in ten annual installments upon termination of employment due to death, disability or retirement, except in the event of a "change in control" of the Corporation where the successor or acquiring corporation does not elect to continue such Plans, in which case such balances are to be paid in a lump sum. The Corporation has established a nonqualified retirement trust (the "Trust") for the purpose of providing a source of funds to assist the Corporation in meeting its liabilities under certain unfunded nonqualified benefit plans, including the Deferred Compensation Plans and the Supplemental Retirement Plan. In its discretion, the Corporation may designate additional plans to be covered by the Trust. Prior to a "change in control" of the Corporation, benefits are paid from the Trust only upon the direction of the Corporation. Upon the occurrence of a "change in control", the Corporation is required to make an irrevocable asset contribution to the Trust in an amount sufficient to pay each plan participant or beneficiary the benefits to which such participant or beneficiary would be entitled pursuant to the terms of such plan as of the date on which the "change in control" occurs.
                                       12

(2) Information regarding any personal benefit that totals less than $50,000 is not included in the amounts indicated. Dollar amounts indicated for 1996 consist of amounts reimbursed for the payment of taxes on certain personal benefits.
(3) The aggregate number of shares of restricted stock held as of December 31, 1996, and the value thereof as of such date, were as follows: Crutchfield:
    50,924 shares ($3,768,376); Georgius: 34,224 shares ($2,532,576);
    Terracciano: 13,500 shares ($999,000); Hodnett: 19,280 shares ($1,426,720);
    and Atwood: 17,120 shares ($1,266,880). Restricted stock awards granted in 1996 vest at a rate of 20% per year over five years or upon termination due to death, retirement at age 65, or a "change in control" of the Corporation. Dividends on shares of restricted stock are paid quarterly.
(4) Amounts shown for 1996 consist of the following:

                                                            Crutchfield    Georgius    Terracciano    Hodnett    Atwood
Savings Plan matching contributions......................    $  61,500      42,600        60,000       25,200    25,200
Value of life insurance premiums.........................      121,624      28,071        11,350       13,193    22,582
Value of disability insurance premiums...................           --       1,552            --           --    3,719
Above market interest on deferred compensation...........        3,695      56,555            91      105,363    2,853
Bonus for use of real estate referral program............        5,300          --            --           --       --

   The value of life insurance premiums for Messrs. Crutchfield, Georgius, Hodnett and Atwood includes the value of premiums advanced by the Corporation under split-dollar life insurance agreements with the Corporation. The Corporation may terminate such agreements and receive its interest in the related life insurance policies under certain conditions, provided the Corporation may not terminate such agreements if certain of such conditions occur after a "change in control" of the Corporation.
(5) Mr. Terracciano was not employed by the Corporation prior to January 1, 1996.
(6) Includes a $500,000 special incentive bonus.
Option/SAR Grants Table
     The following table sets forth with respect to grants of stock options made during 1996 to each of the Named Officers: (i) the name of such officer (column
(a)); (ii) the number of options granted (column (b)); (iii) the percent the grant represents of the total options granted to all employees during 1996 (column (c)); (iv) the per share exercise price of the options granted (column
(d)); (v) the expiration date of the options (column e)); and (vi) the Black-Scholes value of the options at grant date (column (f)).
                           OPTION/SAR GRANTS IN 1996

                                               Individual Grants
                 Number of Securities            % of Total
                Underlying Options/SARs     Options/SARs Granted     Exercise or                       Black-Scholes
                      Granted (1)               to Employees         Base Price      Expiration     Grant Date Value (2)
    Name                  (#)                     in 1996              ($/Sh)           Date                ($)
    (a)                   (b)                       (c)                  (d)            (e)                 (f)
Crutchfield             100,000                     5.96                58.50          4/15/06            1,645,000
Georgius                 50,000                     2.98                58.50          4/15/06              822,500
Terracciano              50,000                     2.98                58.50          4/15/06              822,500
Hodnett                  24,000                     1.43                58.50          4/15/06              394,800
Atwood                   24,000                     1.43                58.50          4/15/06              394,800

(1) Options granted are nonqualified stock options, except for options granted to Mr. Terracciano to purchase 1,709 shares of Common Stock, which are incentive stock options ("ISOs") under (section mark)422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options are exercisable after one year from the date of grant, subject to the limitations under
    (section mark)422, at an option exercise price equal to the market price of the Common Stock at the date of grant. Upon a "change in control" of the Corporation, all outstanding options granted under the 1992 Master Stock Compensation Plan will terminate; provided, however, optionholders will have the right immediately prior to such "change in control" to exercise such options, whether or not then exercisable. Upon such a "change in control",
    (i) all outstanding options under the 1996 Master Stock Compensation Plan will become exercisable and will remain exercisable for the term of such options, and (ii) the holders of such options may elect, in settlement thereof, a cash payment equal to the fair market value of the Common Stock at the date of the "change in control", less the applicable exercise price.
(2) The values shown reflect standard application of the Black-Scholes pricing model using (i) 60-month volatility (23.948%) and daily stock prices for the five years prior to grant date, (ii) an option term of ten years, (iii) an interest rate that corresponds to the U.S. Treasury rate with a ten-year maturity (6.48%), and (iv) dividends at the annualized rate in place on the date of grant ($2.08). The values do not take into account risk factors such as non-transferability and limits on exercisability. The Black-Scholes option pricing model is a commonly utilized model for valuing options. The model assumes that the possibilities of future stock returns (dividends plus share price appreciation) resemble a normal "bell-shaped" curve. In assessing the values indicated in the above table, it should be kept in mind that no matter what theoretical value is placed on a stock option on the date of grant, the ultimate value of the option is dependent on the market value of the Common Stock at a future date, which will depend to a large degree on the efforts of the Named Officers to bring future success to the Corporation for the benefit of all stockholders.
                                       13

Aggregated Option/SAR Exercises and Year-End Option/SAR Value Table
  The following table sets forth with respect to each exercise of stock options (or tandem stock appreciation rights ("SARs")) and freestanding SARs during 1996 by each of the Named Officers and the year-end value of unexercised options and SARs on an aggregated basis: (i) the name of such officer (column (a)); (ii) the number of shares received upon exercise, or if no shares were received, the number of securities with respect to which the options or SARs were exercised (column (b)); (iii) the aggregate dollar value realized upon exercise (column
(c)); (iv) the total number of unexercised options and SARs held at December 31, 1996, separately identifying the exercisable and unexercisable options and SARs (column (d)); and (v) the aggregate dollar value of in-the-money, unexercised options and SARs held at December 31, 1996, separately identifying the exercisable and unexercisable options and SARs (column (e)).
                  AGGREGATED OPTION/SAR EXERCISES IN 1996 AND
                      DECEMBER 31, 1996 OPTION/SAR VALUES

                                                      Number of Securities
                                                     Underlying Unexercised       Value of Unexercised
                                                          Options/SARs          In-the-Money Options/SARs
                                                        at 12/31/96 (#)              at 12/31/96 ($)
                Shares Acquired        Value              Exercisable/                Exercisable/
    Name        on Exercise (#)     Realized ($)         Unexercisable                Unexercisable
    (a)               (b)               (c)                   (d)                          (e)
Crutchfield          78,137           2,898,745          131,404/120,904           3,888,983/2,308,322
Georgius              7,500             273,750           92,749/68,916            3,553,634/1,389,642
Terracciano              --                  --               --/50,000                   --/775,000
Hodnett                  --                  --           19,577/41,012              490,933/976,221
Atwood                   --                  --           23,089/35,811              680,380/779,857

Long-Term Incentive Plan Awards Table
  The following table sets forth, with respect to each award made to a Named Officer in 1996 under any LTIP: (i) the name of such officer (column (a)); (ii) the number of shares, units or other rights awarded under any LTIP (column (b));
(iii) the performance or other time period until payout or maturation of the award (column (c)); and (iv) for LTIPs not based on stock price, the dollar value of the estimated payout or range of estimated payouts under the award (threshold, target and maximum amount), whether such award is denominated in stock or cash (columns (d) through (f)).
                                       14

                LONG-TERM INCENTIVE PLANS -- AWARDS IN 1996 (1)

                                                                               Estimated Future Payments under
                                               Performance or Other              Non-Stock Price-Based Plans
                    Number of Shares,         Period Until Maturation     Threshold        Target          Maximum
    Name        Units or Other Rights (#)            or Payout             ($ or #)      ($ or #)(2)     ($ or #)(3)
    (a)                    (b)                          (c)                  (d)             (e)             (f)
Crutchfield                                           3 years                    0          850,000        1,025,000
Georgius                                              3 years                    0          665,000          710,000
Terracciano                                                --                   --               --        1,000,000
Hodnett                                               3 years                    0          340,000          420,000
Atwood                                                3 years                    0          250,000          420,000

(1) See the Summary Compensation Table. Under the Corporation's Management Long-Term Cash Incentive Plan, if the Corporation achieves not less than a 10% average return on equity ("ROE") (calculated as indicated below under "HR Committee Report on Executive Compensation") for the three-year period ending each December 31, based on the Corporation's "adjusted net income" (as defined in such Plan), a contribution to a management incentive pool will be made, based on (i) the rank of the Corporation's average ROE for the applicable period compared to the average ROE of the 25 largest bank holding companies in the U.S. for such period (ranging from a ranking of one to 13), and (ii) a percentage of base salaries of the participants in such Plan for the last year of the period (gradually decreasing from 50% of such salaries if the Corporation's rank is one, to 27% if such rank is 13). Participants receive awards under such Plan, subject to the discretion of the HR Committee, at the end of each three-year period on the basis of individual performance as determined by the HR Committee. The maximum potential award is 100% of base salary.
(2) Targets are not determinable. Awards indicated represent awards granted in 1996 for the 1993-1995 three-year period. Future awards may be higher or lower than such awards.
(3) Represents 1996 annual salaries, the maximum awards that can be granted in 1997 for the 1994-1996 three-year period.
Pension Plan Table
  The following table sets forth the estimated annual benefits payable upon retirement under the Corporation's Pension Plan (including amounts attributable to the Corporation's Supplemental Retirement Plan) in the specified compensation and years of service classifications indicated below.
  The compensation covered by the Pension Plan includes basic compensation, overtime and certain incentive compensation. The portions of compensation which are considered covered compensation under the Pension Plan for the Named Officers are the salary amounts indicated in the Summary Compensation Table less deferred amounts. As of January 1, 1997, the credited full years of service under the Pension Plan were as follows: Mr. Crutchfield -- 31 years; Mr. Georgius -- 21 years; Mr. Terracciano -- seven years; Mr. Hodnett -- 24 years; and Mr. Atwood -- five years.
  The portions of compensation which are considered covered compensation under the Corporation's Supplemental Retirement Plan for the Named Officers (excluding Mr. Terracciano) are the annual salary and bonus amounts indicated in the Summary Compensation Table. The Pension Plan is referred to in the table as "PP" and the Supplemental Retirement Plan as "SRP".

                                              Estimated annual retirement benefit, assuming a married
                                                participant, a straight life annuity and the years
                                                            of service indicated (1)(2)
 Average annual        15 years              20 years              25 years               30 years                35 years
  compensation      PP         SRP        PP         SRP        PP         SRP         PP          SRP         PP          SRP
$1,250,000......  $33,581     357,410    44,774     482,332    55,968     607,255      67,161     732,177      70,961     728,814
 1,750,000......   33,581     519,204    44,774     698,059    55,968     876,913      67,161   1,055,767      70,961   1,052,404
 2,250,000......   33,581     680,999    44,774     913,785    55,968   1,146,571      67,161   1,379,357      70,961   1,375,994
 2,750,000......   33,581     842,794    44,774   1,129,512    55,968   1,416,229      67,161   1,702,946      70,961   1,699,583
 3,250,000         33,581   1,004,589    44,774   1,345,238    55,968   1,685,887      67,161   2,026,536      70,961   2,023,173

(1) For the year ending December 31, 1997, the annual retirement benefit payable under the Corporation's Pension Plan is limited by federal law to $125,000 and the maximum covered compensation is limited to $160,000. For officers covered under the Corporation's Supplemental Retirement Plan (a total of 22 in number), any excess annual retirement benefit (based on 30 or less years of service) which could not be paid under the Pension Plan because of such limitations would be payable under the Supplemental Retirement Plan. The foregoing is reflected in the table.
                                       15

    Following a "change in control" of the Corporation, benefits earned under the Supplemental Retirement Plan would be payable in a lump sum actuarial equivalent, upon a participant's retirement or upon any modification to such Plan which would cause the actual or projected benefits payable under such Plan to be reduced.
(2) In December 1994, the Corporation entered into an agreement with Robert T. Atwood to provide a death benefit comparable to that provided under the Corporation's Supplemental Retirement Plan if Mr. Atwood should die before he becomes vested (i.e., completion of ten years of service) under such Plan.
Compensation of Directors
  Directors of the Corporation receive a quarterly retainer of $7,500, plus $1,500 for each committee meeting attended and $2,000 for each meeting of the Board of Directors attended. In addition to the foregoing, the Chairman of each committee receives a quarterly fee of $2,000. Travel and accommodation expenses of directors incurred in traveling to and from meetings are reimbursed by the Corporation. Directors who are employees of the Corporation or its subsidiaries do not receive any directors' fees. Directors' fees totaling $1,520,928 were either paid by the Corporation to the directors of the Corporation in 1996 or deferred under the terms of the Corporation's Deferred Compensation Plan for Non-Employee Directors. Certain office space and secretarial services are provided by the Corporation to Mr. Uible, a director of the Corporation who formerly was Chairman and Chief Executive Officer of a corporation acquired by the Corporation in 1990. Messrs. Goldberg (a current director and a nominee), Henry (a current director) and Inciarte (a current director) also serve as advisory directors on the First Union-North advisory board and receive $1,200 per meeting attended of such board. Messrs. McDonald (a nominee), Shelton (a current director and a nominee) and A. Dano Davis (a nominee) received fees during 1996 for serving as directors of certain of the Corporation's subsidiary banks.
  Under the Corporation's Deferred Compensation Plan for Non-Employee Directors, directors of the Corporation who are not employees of the Corporation or any of its subsidiaries may defer payment of all or any part of their directors' fees (including fees payable as committee members). Amounts deferred under such Plan, plus interest, are payable after the end of the calendar year in which the director ceases to be a director, in annual installments over a ten-year period, unless otherwise determined by the HR Committee in its discretion. A total of 19 directors of the Corporation elected to defer $1,040,759 of their 1996 directors' fees under such Plan. Deferred fees may either earn interest or be valued based on the fair market value of the Common Stock, at the option of the director.
  All non-employee directors of the Corporation who serve as such for five years or more are eligible to participate in the Corporation's Retirement Plan for Non-Employee Directors. Under such Plan, after the end of the calendar year in which the director retires from the Board, the retired director is entitled to receive an annual retirement benefit equal to 80% of the amount of the annual director retainer in effect at the time the director retires.
Employment Contracts
  In August 1985, the Corporation and Edward E. Crutchfield entered into an employment agreement providing for the employment of Mr. Crutchfield as Chairman and Chief Executive Officer of the Corporation until December 31, 1990, subject to (i) the extension of such period of employment so that the unexpired portion thereof would be not less than five years, (ii) the right of either party to terminate the agreement at any time, and (iii) the right of Mr. Crutchfield to terminate the agreement if the Board of Directors changes such offices held by Mr. Crutchfield or the power and authority or duties or responsibilities attendant thereto. The agreement provides that Mr. Crutchfield's annual salary will not be less than $330,000 and that the Corporation, in its sole discretion, may award Mr. Crutchfield an
                                       16
annual bonus based on his performance and other factors. If the Corporation terminates the agreement other than for "cause" (as defined in the agreement) or if Mr. Crutchfield terminates the agreement as provided in (iii) above, the agreement provides that the Corporation will pay to Mr. Crutchfield an amount equal to the sum of (a) the result of multiplying (i) Mr. Crutchfield's then current annual salary by (ii) the number of years (including any fraction thereof) then remaining in the term of employment, and (b) the result of multiplying (i) the annual average short-term Management Incentive Plan bonus payable to Mr. Crutchfield during the three calendar years preceding the termination date by (ii) the number of years (including any fraction thereof) then remaining in the term of employment. If Mr. Crutchfield terminates his employment other than as provided in (iii) above, he will be entitled to be paid 66 2/3% of his then current annual salary for a period of two years following termination of his employment, subject to termination of such payments if Mr. Crutchfield were to violate a two-year non-compete provision provided for in the agreement. The agreement also provides for a gross-up payment to Mr. Crutchfield equal to the amount of excise taxes (plus the applicable federal and state income, FICA and excise taxes due on such gross-up payment) payable by Mr. Crutchfield if his employment is terminated in conjunction with a "change in control" of the Corporation and such taxes become payable as a result of payments to Mr. Crutchfield under the agreement or otherwise, being deemed to be "excess parachute payments" for federal income tax purposes.
  In September 1995, the Corporation and John R. Georgius entered into an employment agreement providing for the employment of Mr. Georgius as Vice Chairman of the Corporation until December 31, 1998, subject to (i) automatic extension of such period of employment for additional one-year periods, (ii) the right of either party to terminate the agreement at any time, and (iii) the right of Mr. Georgius to terminate the agreement if such offices held by Mr. Georgius are changed or he shall fail to be vested with the power and authority or duties or responsibilities attendant thereto. The agreement provides that Mr. Georgius' annual salary will not be less than $665,000 and that the Corporation, in its sole discretion, may award Mr. Georgius annual incentive compensation based on his performance and other factors. If the Corporation terminates the agreement other than for cause (as defined in the agreement) or if Mr. Georgius terminates the agreement as provided in (iii) above, the agreement provides that the Corporation will pay to Mr. Georgius an amount equal to the sum of (a) the result of multiplying (i) Mr. Georgius' then current annual salary by (ii) the number of years (including any fraction thereof) then remaining in the term of employment, and (b) the result of multiplying (i) the average of the cash incentive compensation payable to Mr. Georgius during the three calendar years preceding the termination date by (ii) the number of years (including any fraction thereof) then remaining in the term of employment. If Mr. Georgius terminates his employment other than as provided in (iii) above, he will be entitled to be paid 66 2/3% of his then current annual salary for a period of one year following termination of his employment, subject to termination of such payments if Mr. Georgius were to violate a one-year non-compete provision provided for in the agreement. The agreement provides for a gross-up payment to Mr. Georgius equal to the amount of excise taxes (plus the applicable federal and state income, FICA and excise taxes due on such gross-up payment) payable by Mr. Georgius if his employment is terminated in conjunction with a "change in control" of the Corporation and such taxes become payable as a result of payments to Mr. Georgius under the agreement or otherwise, being deemed to be "excess parachute payments" for federal income tax purposes.
  In connection with the execution of the agreement to acquire FFB entered into in June 1995, the Corporation and Anthony P. Terracciano entered into an employment agreement providing for the employment of Mr. Terracciano for the five-year period following consummation of the acquisition of FFB by the Corporation, which occurred on January 1, 1996. The agreement provides that Mr. Terracciano's salary shall not be less than $1,000,000 per year and that his salary plus any bonus
                                       17
shall not be less than $2,000,000 per year. Mr. Terracciano's current salary is $1,000,000 per year. If Mr. Terracciano's employment is terminated for any reason during the term of employment, Mr. Terracciano shall be entitled to be paid at a rate of $2,000,000 per year during the remainder of the term of employment. Upon expiration of the term of employment, the Corporation shall thereafter for the life of the second to die of Mr. Terracciano and his current spouse, guarantee to Mr. Terracciano or such spouse, retirement income of $1,200,000 per year, offset by certain other retirement benefits. Upon the death of Mr. Terracciano, the Corporation agrees to pay his designated beneficiary or his estate a death benefit of $3,000,000, offset by certain other death benefits. The agreement contains certain non-compete provisions with respect to Mr. Terracciano's employment with another financial institution during the term of employment within a specified geographical area. The agreement also provides for reimbursement of certain excise taxes, if any, payable as a result of any payments made to Mr. Terracciano by the Corporation or FFB.
Compensation Committee Interlocks and Insider Participation
  The current members of the HR Committee who served during the period from April 1996 through December 1996 are Messrs. Barr, Bradley, Dickson, Dolan, Herring, Lovett and Trogdon, all of whom are independent, outside directors of the Corporation.
  Mr. Crutchfield serves on the Board of Directors of Bernhardt Furniture Company, and as one of the outside directors on the Compensation Advisory Committee of such Board. G. Alex Bernhardt, a director of the Corporation, serves as President and Chief Executive Officer of Bernhardt Furniture Company. HR Committee Report on Executive Compensation
  The HR Committee had six regularly scheduled meetings during 1996, at which time it reviewed, evaluated and approved executive compensation and benefit recommendations without the presence of the CEO. The Corporation's executive compensation programs consist of elements that vary based on corporate performance (variable pay) and elements that do not (fixed pay). The variable component is substantial. Variable pay elements include a short-term incentive plan, stock compensation plans and a long-term cash incentive plan, which are further discussed below. These variable performance based elements represent from 55% to 85% of total compensation for executives covered under such plans. All plans are developed based on competitive information and administered to balance the interests of the executives with the performance of the Corporation and the interests of its stockholders.
  In its deliberations on executive pay, the HR Committee maintains the following standards:
    (Bullet) Programs are designed to attract, motivate, reward and retain high performing and dedicated management employees.
    (Bullet) In total, the compensation programs balance competitive need, corporate, individual and business unit performance, and affordability.
    (Bullet) Programs provide competitive financial security for executives and dependents in the event of death, disability or retirement.
  The HR Committee believes that the most meaningful performance and pay equity comparisons are made against companies of similar size and with similar business interests. In keeping with this belief,
                                       18
the HR Committee consistently uses the 25 largest bank holding companies in the U.S. as the comparator group when making compensation decisions. The Corporation ranked sixth in size among the group on December 31, 1996, based on total assets.
  The companies chosen for compensation comparisons in the most recent competitive study (i.e., the 25 largest bank holding companies) are not the same companies that comprise the published industry index in the performance graph set forth below (i.e., the KBW 50 (as defined below)), although the 25 largest bank holding companies are included in the KBW 50. The HR Committee believes that the most direct competitors for executive talent are not necessarily all of the companies that would be included in a published industry index for comparing total stockholder value.
  The HR Committee believes that ROE is the most appropriate measure for evaluating the Corporation's results. In order to provide a consistent basis for comparison, the computation of ROE is based on the average of quarter-end stockholders' equity, excluding unrealized gains or losses on investment securities, as determined in accordance with the Statement of Financial Accounting Standards 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities". The Corporation's Management Incentive Plan and the Corporation's Management Long-Term Cash Incentive Plan both rely on such ROE performance as a primary determinant of incentive payouts. The ROE calculations exclude a one-time legislative special assessment on financial institutions that have deposits insured by the Savings Association Insurance Fund ("SAIF").
  The Corporation's and the HR Committee's intent is to provide executive compensation consisting of base salaries, which when combined with awards made under the short-term Management Incentive Plan, the Management Long-Term Cash Incentive Plan and grants made under the Corporation's stock compensation plans, result in total compensation levels which approximate the relative rankings of asset size and ROE performance within the peer group. This result is achieved through the use of proxy data on total compensation for the five most highly compensated executives and financial performance data for the peer companies. For other executive officers, the HR Committee uses judgment based on this data. Each compensation decision is based on what is competitive for that compensation element relative to the peer group, as well as the impact of such decision on total compensation.
  Because pay and performance levels at peer companies are not known at the time compensation decisions are made, the HR Committee does not know if the target compensation levels have been met until such peer information is made public. Therefore, the HR Committee looks at the historical relationship between pay and performance over time (typically a three-year period) as well as comparisons for a single year. For 1995, the Corporation's ROE performance peer group rank was ninth and the total for all compensation for the Named Officers ranked ninth. It is the HR Committee's intent to address any variance between performance rank and compensation rank with future compensation decisions.
  The HR Committee's review of executive compensation relative to the $1,000,000 limit on tax deductible compensation under the Omnibus Budget Reconciliation Act of 1993 and the regulations promulgated thereunder ("OBRA") was made in the context of insuring the ability to balance sound compensation decisions with appropriate fiscal responsibility. The HR Committee's intention has been to modify the Corporation's executive compensation plans to minimize the possibility of lost deductions. However, it is also the HR Committee's intent to balance the effectiveness of such plans against the materiality of any possible lost deductions.
  To continue to meet these objectives, the HR Committee may from time to time change or adjust one or more of the Corporation's executive compensation plans or recommend the same to the Board of Directors, as it deems appropriate. Additionally, the Corporation from time to time employs
                                       19
an independent firm of employee benefit consultants to advise the Corporation and the HR Committee as to various matters relating to executive compensation.
  Base Salary
  The Corporation's base salary program targets base salaries for executive officers at market. As indicated above, the "market" for the Corporation is the 25 largest bank holding companies in the U.S., as measured by total assets. The HR Committee believes that base salary should be reflective of the executive's scope of responsibility, and further, that asset size is the best indicator of scope of responsibility. Accordingly, base salaries for executives are targeted to have the same relative rank among the peer group as asset size. For 1995, the Corporation's asset size ranked sixth among the peer group and the total base salaries for the Named Officers ranked fourth among the peer group. Any variances are addressed in determining the total compensation for the Named Officers. Base salary increases in 1996 were made as a result of the review of base salary market data.
  Short-Term Management Incentive Plan
  The Corporation's short-term Management Incentive Plan covering executive officers is funded based on the Corporation's ROE. For 1996, the threshold ROE for incentive payments was 12%. Individual awards may range from 0% to 200% of base salary. Determination of individual awards is based primarily on the Corporation's ROE, but includes a subjective assessment of individual performance, where permitted. Measures of individual performance include meeting business unit objectives, promoting corporate values and providing leadership to employees.
  The Corporation's ROE for 1996 (calculated as indicated above) was 19.58%, exceeding the threshold ROE by 63% and resulting in payments which ranged from 65% to 200% of base salaries.
  Long-Term Incentive Program
  The long-term incentive program is composed of the following:
    (Bullet) The Corporation's stock compensation plans, which are made up of two elements: stock options and restricted stock awards. The HR Committee believes that issuing stock options and restricted stock to executives benefits the Corporation's stockholders by encouraging and enabling executives to own the stock of the Corporation, thus aligning executive pay with stockholder interests.
    (Bullet) The Corporation's Management Long-Term Cash Incentive Plan, which pays cash awards based on ROE performance. The Corporation's ROE rank for the period against the peer group determines the available pool from which awards may be made. The Corporation's ROE for the period, and individual performance, are considered in determining actual payouts from the plan.
  Award sizes for the stock plans, and payouts from the long-term cash plan, are set so that total compensation approximates the relative rankings of asset size and ROE performance within the peer group. The Corporation's 1995 ROE of 17.93% (calculated as indicated above) resulted in a three-year average ROE rank of eighth among the peer group, generating a pool of 41% of the aggregate base salaries of all participants in the long-term cash plan. This amount was distributed proportionately by the HR Committee in its discretion.
  The 1996 mix of the long-term incentive program awards was set subjectively. In determining the mix, the HR Committee balanced rewards for past performance with incentives for future performance, and took into account such factors as overall risk of the pay package, award sizes in prior
                                       20
years and cash/stock mix. Current holdings of stock were not considered. No acceleration of vesting or of payouts occurred under these plans in 1996.
  1996 Compensation for the CEO
  Mr. Crutchfield is eligible to participate in the same executive compensation plans available to the other executive officers as described above. His 1996 base salary was adjusted to reflect the increase in the Corporation's asset size, primarily as a result of the FFB acquisition. Mr. Crutchfield's short-term Management Incentive Plan payout and Management Long-Term Cash Incentive Plan payout were based primarily on the Corporation's ROE, and included a subjective assessment of individual performance, where permitted. In this case, the HR Committee considered overall financial performance, including ROE of 19.58% (calculated as indicated above), return on assets of 1.31%, net income applicable to common stockholders of $1.8 billion, excluding the after-tax effect of restructuring and merger-related charges and a one time special assessment SAIF charge (a 19% increase over 1995 net income applicable to common stockholders, as restated to reflect the FFB acquisition) and success in meeting strategic objectives. These included six acquisitions completed in 1996, as well as the continued expansion initiatives involving capital markets and capital management. In addition, the Corporation has implemented new service delivery channels through projects such as Customer Service Centers, Direct Bank, Remote Banking and the Internet. The Corporation continued to leverage its strategic advantage of having in place a single system technology foundation that facilitated the record pace conversion of FFB. The Corporation continues to strengthen overall performance through execution of consumer and staff area reengineering efforts. The stock option grants and restricted stock awards made to Mr. Crutchfield in 1996 were based on the analysis discussed above. That is, the HR Committee set them so that Mr. Crutchfield's total compensation would approximate the expected relative rankings of asset size and ROE performance within the peer group. The mix of options and restricted stock awards was set subjectively, balancing rewards for past performance with incentives for future performance. In the aggregate, the variable performance based portion was 85% of Mr. Crutchfield's compensation. The 1985 employment agreement with Mr. Crutchfield described above had no impact on compensation decisions made with respect to Mr. Crutchfield during 1996.
  With respect to the HR Committee's use of the historical relationship between pay and performance described above, the Corporation's total assets and ROE performance for 1995 ranked sixth and ninth, respectively, among the peer group, and Mr. Crutchfield's base salary and total compensation ranked eighth and tenth, respectively.

R. STUART DICKSON, Chairman                B. F. DOLAN
LEONARD G. HERRING, Vice Chairman          RADFORD D. LOVETT
EDWARD E. BARR                             DEWEY L. TROGDON
W. WALDO BRADLEY

                                       21

Performance Graph
  The following graph compares (i) the yearly change in the cumulative total stockholder return on the Common Stock with (ii) the cumulative return of the Standard & Poor's 500 Stock Index ("S&P 500") and the Keefe, Bruyette & Woods, Inc. 50 Index ("KBW 50"). The graph assumes that the value of an investment in the Common Stock and in each index was $100 on December 31, 1991, and that all dividends were reinvested.
  The S&P 500 and the KBW 50 are market-capitalization-weighted indices, meaning that companies with a higher market value count for more in both indices. The KBW 50 is comprised of 50 bank holding companies, including all money-center and major regional bank holding companies.

                        TOTAL STOCKHOLDER RETURN
             DECEMBER 31, 1991 THROUGH DECEMBER 31, 1996

                    (Performance Graph Appears Here)

         The Corporation     S&P 500      KBW 50

                                                                                       December 31,
                                                                       1991    1992    1993    1994    1995    1996
The Corporation.....................................................   $100    150     147     153     215     295
S&P 500.............................................................    100    108     118     120     165     203
KBW 50..............................................................    100    127     134     128     204     289

  The information set forth above under the subheadings "HR Committee Report on Executive Compensation" and "Performance Graph" (i) shall not be deemed to be "soliciting material" or to be "filed"
                                       22
with the Commission or subject to Regulation 14A or the liabilities of Section 18 of the 1934 Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by the Corporation under such Act or the Securities Act of 1933, shall not be deemed to be incorporated by reference in any such filing.
OTHER MATTERS RELATING TO EXECUTIVE OFFICERS, DIRECTORS AND PRINCIPAL
STOCKHOLDERS
General
  The directors and executive officers of the Corporation and its subsidiaries who file reports with the Commission under Section 16(a) of the 1934 Act (including organizations with which they are affiliated and members of their immediate families) are customers of the Corporation's banking subsidiaries. In the opinion of management of the Corporation, the outstanding indebtedness and commitments in connection with the lending relationships of such directors and officers with the Corporation's banking subsidiaries were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers and do not involve more than normal risk of collectibility or present other unfavorable features. During 1996, the aggregate monthly outstanding principal balances of loans made by the Corporation's banking subsidiaries to such directors and officers, including certain of their related interests, ranged from a high of approximately $1.5 billion to a low of approximately $929 million.
Section 16(a) Beneficial Ownership Reporting Compliance
  Section 16(a) of the 1934 Act requires the Corporation's directors and certain executive officers of the Corporation and its subsidiaries covered by such Section, and any persons who own more than 10% of any class of the Corporation's equity securities, to file certain reports relating to their ownership of such securities and any changes in such ownership with the Commission and the New York Stock Exchange and to furnish the Corporation with copies of such reports. To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation or written representations relating thereto, during or prior to the year ended December 31, 1996, all Section 16(a) filing requirements applicable to such officers, directors and greater than 10% owners were complied with, except as set forth in prior proxy statements and except for a late filing by Mr. Barr (a current director) relating to the purchase of 2,600 shares of Common Stock by an investment manager with discretionary authority to make such purchase.
Santander
  Pursuant to the agreement to acquire FFB, Santander is entitled to certain registration rights with respect to the shares of Common Stock received by Santander in the FFB acquisition, including the right to request one registration in any 12-month period for no less than 2,000,000 shares of Common Stock.
  The Corporation's Amended and Restated Shareholder Protection Rights Agreement (the "Rights Agreement") includes in the definition of an "Acquiring Person" any person that is determined by the Federal Reserve Board to control the Corporation for purposes of the Bank Holding Company Act of 1956, as amended (the "BHCA"). The Rights Agreement provides that a person will not become an Acquiring Person under the BHCA control test described above if either (i) the Federal Reserve Board's control determination would not have been made but for such person's failure to make certain customary passivity commitments, or such person's violation of such commitments, made to the Federal Reserve Board, so long as the Federal Reserve Board determines within 30 days (or 60 days in certain circumstances), that such person no longer controls the Corporation, or
(ii) the Federal
                                       23

Reserve Board's control determination was not based on such a failure or violation and such person (x) obtains a noncontrol determination from the Federal Reserve Board within three years, and (y) is using its best efforts to allow the Corporation to make any acquisition or engage in any legally permissible activity notwithstanding such person's being deemed to control the Corporation for purposes of the BHCA.
  In October 1995, the Federal Reserve Board determined that the structure of the proposed relationship between Santander and the Corporation did not support a finding that Santander would control the Corporation for purposes of the BHCA. In connection with such determination, Santander committed to the Federal Reserve Board that it will not:
       exercise or attempt to exercise a controlling influence over the management or policies of the Corporation or any of its subsidiaries; seek or accept representation on the Board of Directors of the Corporation or any of its subsidiaries, except that it may have two representatives on the Board of Directors of the Corporation, one of whom initially shall be a senior executive officer of the Corporation;
       have or seek to have any employee or representative serve as an officer, agent or employee with management responsibility at the Corporation or any of its subsidiaries;
       take any action causing the Corporation or any of its subsidiaries to become a subsidiary of Santander or any of its subsidiaries;
       acquire or retain voting securities of the Corporation or any of its subsidiaries that would cause the combined interests of Santander or any of its subsidiaries and its officers, directors and affiliates to exceed the percentage of the outstanding voting securities of the Corporation or any of its subsidiaries that they owned upon consummation of the FFB acquisition;
       exercise voting rights with respect to that portion of the voting securities of the Corporation at any time owned by Santander or any of its subsidiaries which exceeds 9.9% of the outstanding voting securities of the Corporation at such time, other than to vote such shares for and against any proposition in the same proportions as the voting securities of the Corporation held by security holders not affiliated with the Corporation have been voted;
       propose a director or slate of directors in opposition to a nominee or slate of nominees proposed by the management or Board of Directors of the Corporation or any of its subsidiaries;
       attempt to influence the dividend policies or practices of the Corporation or any of its subsidiaries;
       solicit or participate in soliciting proxies with respect to any matter presented to the shareholders of the Corporation or any of its subsidiaries;
       attempt to influence the loan and credit decisions or policies, the pricing of services, any personnel decision, the location of any offices, branching, the hours of operation or similar activities of the Corporation or any of its subsidiaries;
       dispose or threaten to dispose of shares of the Corporation or any of its subsidiaries in any manner as a condition of specific action or nonaction by the Corporation or any of its subsidiaries; or
                                       24
       enter into any banking or nonbanking transactions with the Corporation or any of its subsidiaries other than normal banking transactions and cooperative activities that are in the ordinary course of business and on an arm's-length basis.
  In connection with the execution of the agreement to acquire FFB, the Corporation and Santander entered into an agreement, as subsequently amended, pursuant to which the Corporation agreed, subject to certain conditions relating to the percentage ownership of Common Stock by Santander at that time and certain other conditions, to nominate at the Annual Meeting of Stockholders of the Corporation in 1999, up to two individuals selected by Santander to serve as directors of the Corporation for three-year terms.
  In October 1996, Mr. Terracciano (a current director and an executive officer of the Corporation) resigned as a director of Santander and Mr. Dolan (a current director of the Corporation) was elected a director of Santander.
  From time to time, Santander and its affiliates enter into transactions with the Corporation and its subsidiaries in the ordinary course of business. Since January 1, 1996, such transactions have included: (i) foreign exchange facilities for the use of Santander's London, New York and Tokyo branches; (ii) dollar accounts maintained by Santander with certain banking subsidiaries of the Corporation; (iii) peseta accounts maintained by certain banking subsidiaries of the Corporation with Santander; and (iv) a correspondent banking relationship, principally for trade finance purposes.
Certain Other Relationships
  Mr. Henry (a current director) is a partner in Frank M. Henry Associates, from which a subsidiary of the Corporation leases a branch office in Wilkes-Barre, Pennsylvania. The initial term expires on April 30, 2003, and the subsidiary has four five-year renewal options. The rent paid in 1996 totaled $71,806.
  Mr. Shelton (a current director and a nominee) is the general partner and part owner of First Stratford Partnership ("Stratford"), a limited partnership, and, together with other family members, he and such other family members are the controlling stockholders of Shelco, Inc. ("Shelco"), a general contractor. FUNB-NC has a 40% ownership interest in Stratford and, together with an affiliate, leases space in an office building in Winston-Salem, North Carolina, owned by Stratford. Mr. Shelton has a 10 1/2% ownership interest in Stratford and his brother also has a 10 1/2% ownership interest. The rent paid to Stratford by FUNB-NC and its affiliate in 1996 totaled $402,784. FUNB-NC received $145,266 in partnership distributions from Stratford in 1996. FUNB-NC also has an outstanding loan to Stratford on the office building.
  During 1996, the Corporation and its subsidiaries paid Shelco approximately $76 million for branch, office and tenant upfitting construction, including Phase III of a 1,000,000 square foot, six-story Customer Information Center in Charlotte, North Carolina. The Corporation currently estimates that payments to Shelco for such construction in 1997 will total approximately $26 million.
                                       25

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF AUDITORS
  The accounting firm of KPMG Peat Marwick LLP has been appointed the Corporation's auditors for the year 1997 and in accordance with established policy, such appointment is being submitted to the stockholders for ratification. In the event the appointment is not ratified by a majority of votes cast, in person or by proxy, it is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change so long after the beginning of the current year, but such vote would be considered in connection with the appointment of auditors for 1998.
  KPMG Peat Marwick LLP were auditors of the Corporation for the year ended December 31, 1996, and a representative of such firm is expected to attend the Meeting, respond to appropriate questions from stockholders and proxyholders present at the Meeting and if such representative desires, which is not now anticipated, make a statement.
  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" THIS PROPOSAL. OTHER MATTERS; STOCKHOLDER PROPOSALS
  Management of the Corporation is not aware of any other matters which are to be presented at the Meeting but if any such matters are so presented which may require a vote of the stockholders, the enclosed proxy shall be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters. The Corporation's Bylaws include provisions setting forth specific conditions under which business may be transacted at an annual meeting of stockholders.
  Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders of the Corporation (the "1998 Meeting") should be received by the Corporation at its offices at One First Union Center, Charlotte, North Carolina 28288-0013, Attention: Corporate Secretary, on or before November 8, 1997, in order to be considered for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting. The submission of such proposals by stockholders and the consideration of such proposals by the Corporation for inclusion in next year's proxy statement and form of proxy are subject to applicable rules and regulations of the Commission. In addition, stockholders wishing to propose matters for consideration at the 1998 Meeting must follow certain specified advance notice procedures set forth in the Corporation's Bylaws, a copy of which is available upon request to: First Union Corporation, One First Union Center, Charlotte, North Carolina 28288-0013,
Attention: Corporate Secretary.
March 12, 1997
  A COPY OF THE CORPORATION'S 1996 ANNUAL REPORT ON FORM 10-K IS AVAILABLE WITHOUT CHARGE (EXCEPT FOR EXHIBITS) UPON WRITTEN REQUEST TO FIRST UNION CORPORATION, INVESTOR RELATIONS, TWO FIRST UNION CENTER, CHARLOTTE, NC 28288-0206.
                                       26

                     (First Union logo appears here)

******************************************************************************
                           APPENDIX
******************************************************************************

P R O X Y     F O R M                                      P R O X Y     F O R M
                   THE BOARD OF DIRECTORS SOLICITS THIS PROXY
The undersigned hereby appoint(s) the individuals listed on the reverse side, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of stock of the Company that the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company, and at any postponement or adjournment thereof. This proxy will be voted as specified by the undersigned. If no choice is specified, the proxy will be voted according to the director recommendations indicated on the reverse side and according to the discretion of the proxy holders on any other matters that properly come before the meeting or any postponement or adjournment thereof.
Please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.
                CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE.
P R O X Y     F O R M                                      P R O X Y     F O R M

FIRST UNION CORPORATION ANNUAL MEETING TO BE HELD ON 04/15/97 FOR HOLDERS AS OF 02/18/97

DIRECTORS                                                                        2 ITEM(S)
                                                                                 SHARE(S)

DIRECTORS RECOMMEND: A VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES
1 -- CLASS II NOMINEE(S): 01-A. DANO DAVIS, 02-RODDEY DOWD, SR., 03-ARTHUR M.
GOLDBERG, 04-WILLIAM H. GOODWIN, JR., 05-JACK A. LAUGHERY, 06-RADFORD D. LOVETT,
07-MACKEY J. MCDONALD, 08-RANDOLPH N. REYNOLDS, 09-JOHN D. UIBLE.
CLASS I NOMINEE(S): 10-CHARLES M. SHELTON, SR.
                                                                      DIRECTORS
                                                                 1    (MARK "X" FOR ONLY ONE BOX)
                                                                      ( ) FOR ALL NOMINEES
                                                                      ( ) WITHHOLD ALL NOMINEES
                                                                      ( ) WITHHOLD AUTHORITY TO VOTE FOR
                                                                          ANY INDIVIDUAL NOMINEE.
                                                                          WRITE NUMBER(S) OF NOMINEE(S) BELOW.
                                                                          USE NUMBER ONLY ____________________

                                                           DIRECTORS
PROPOSAL(S)                                                RECOMMEND
2 -- PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT       FOR (arrow) (arrow) (arrow) (arrow)  2 FOR AGAINST ABSTAIN
MARWICK LLP AS AUDITORS OF THE CORPORATION FOR 1997.                                               ( )    ( )    ( )
PROPOSAL(S)                                                                PLEASE INDICATE YOUR PROPOSAL
                                                                           SELECTION BY FIRMLY PLACING AN "X" IN
                                                                           THE APPROPRIATE NUMBERED BOX WITH
                                                                           BLUE OR BLACK INK ONLY

PROXIES -- W. WALDO BRADLEY, RADFORD D. LOVETT AND
CHARLES M. SHELTON, SR.                                    SIGNATURE                            SIGNATURE
                                                           /   /
                                                           DATE